UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 19, 2013

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-09587	41-0943459
(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive Minnetonka, Minnesota	55343-9108
(Address Of Principal Executive Offices)	(Zip Code)

(952) 930-0100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and are therefore omitted.

ITEM 5.01    Changes in Control of Registrant

(a) Change of Control

On November 19, 2013 Nancy P. Peterson (the “Reporting Person”) filed an amended Schedule 13D with the Securities and Exchange Commission indicating that she had purchased 487,913 shares of common stock of the Company in a private transaction (the “Transaction”) through the Nancy P. Peterson Individual Retirement Account (the “Nancy Peterson IRA”) at price of $3.92 per share.

In the Transaction, the Nancy Peterson IRA purchased 409,781 shares of the Company’s common stock from Nicholas J. Swenson; 52,265 shares of common stock from Groveland Hedged Credit Master Fund Ltd, a Delaware Corporation wholly owned by Nicholas J. Swenson; and 25,867 shares of common stock from Glenhurst Co., a Minnesota corporation wholly owned by Nicholas J. Swenson.

As a result of this transaction, the Reporting Person is now the beneficial owner of 1,754,464 shares of the Company’s common stock, representing 51.7% of the outstanding shares of the Company.

Prior to the Transaction, the Reporting Person owned 1,266,551 shares of common stock, or 37.3% of the Company. The Reporting Person was the wife of Peter R. Peterson, who was a significant shareholder and director of the Company until his death in January 2011. The Reporting Person is currently retired. Her son Jeffrey Peterson is a director of the Company.

The Company was not a party to the Transaction. There are no agreements or understandings between the Company and the Reporting Person with respect to her ownership of the Company’s common stock.

(b) Ownership

As a result of the Transaction, the Reporting Person’s ownerhip of common stock is as follows:

(1) Title of Class	(2) Name and address of Beneficial Owner	(3) Amount and nature of beneficial ownership	(4) Percent of Class
Common Stock	Nancy P. Peterson 805 Main Street Hopkins, MN 55343	1,754,464	51.7%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 21, 2013	ELECTRO-SENSORS, INC.

	BY:	/s/ David L. Klenk
David L. Klenk, Chief Executive Officer and Chief Financial Officer